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EXHIBIT 10.2

TANNING TECHNOLOGY CORPORATION CHANGE IN CONTROL PLAN
NOTICE OF PARTICIPATION

        This Notice of Participation Agreement ("Notice of Participation") is entered into this 21st day of March 2003 by and between Tanning Technology Corporation, a Delaware Corporation ("Tanning") and Gregory A. Conley ("Participant"). The Notice of Participation is subject to and governed by the terms and conditions set forth in the Change in Control Plan ("Plan") adopted by the Tanning Board of Directors on March 18, 2003.

COMPENSATION UPON TERMINATION

        Upon a termination of your employment as set forth in Article IV, Section 1, of the Plan, you shall be entitled to the following benefits:

  Severance Payment: In lieu of the severance benefits identified in Article IV, Section 1(a), of the Plan, and subject to the terms and conditions of Article IV, Section 1(a), the severance payments identified in Section 4 of your Employee Term Sheet attached to your Employment Agreement dated September 19, 2001.

  Continuation of Medical Coverage under COBRA: If you elect to participate in COBRA benefits continuation, the Company shall pay or shall reimburse you (to the extent you have previously made payments), to the extent COBRA benefits are available, your monthly premiums for your elected level of group medical insurance for up to 12 months of continued coverage of your then-currently elected level of benefit.

Agreed and accepted:

Tanning Technology Corporation		Participant
By:	Larry G. Tanning	By:	/s/ Gregory A. Conley

	Signature		Signature
	Larry G. Tanning		Greg Conley

	Printed Name		Printed Name
	Chairman of the Board		April 16, 2003

	Title		Date
April 16, 2003

Date

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  EXHIBIT 10.2